Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-215770) of Varex Imaging Corporation of our report dated December 20, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
December 20, 2019